Exhibit 99.1

INmune Bio Advances CORDStrom™ Towards UK Marketing Authorization in RDEB

Pre-submission package is a process that facilitates early feedback from the United Kingdom (UK) Medicines and Healthcare Products Regulatory Agency (MHRA), designed to streamline the final approval process and reduce time to market

Boca Raton, FL, Feb. 10, 2026 (GLOBE NEWSWIRE) -- INmune Bio Inc. (NASDAQ: INMB) (“INmune” or the “Company”), a clinical-stage inflammation and immunology company, today announced a critical step toward the commercialization of CORDStrom™ for the treatment of recessive dystrophic epidermolysis bullosa (RDEB).  The Company has formally submitted its pre-submission package for CORDStrom with the United Kingdom’s Medicines and Healthcare Products Regulatory Agency (MHRA). This early engagement step is designed to solicit targeted scientific, regulatory, and procedural feedback, streamlining the full Marketing Authorization Application (MAA) process and potentially shortening time to market for what could become the first systemic therapy for this devastating “butterfly skin” disease.

CORDStrom is being developed as a disease-modifying treatment for recessive dystrophic epidermolysis bullosa (RDEB), a rare, debilitating genetic disorder affecting approximately 1 in 1 million births worldwide. Characterized by extreme skin fragility, chronic wounds, severe itch and pain, gastrointestinal/esophageal complications, and elevated skin cancer risk, RDEB has no approved systemic therapies. Current options are limited to topical wound treatments.

“Meeting the deadline for our pre-submission for CORDStrom marks a critical milestone, building upon the positive safety and efficacy data demonstrated in the MissionEB clinical trial and the successful transition into our commercial manufacturing facility in Stevenage, UK,” said Professor Mark Lowdell, PhD, FRCPath FRSB, Co-Founder & CSO of INmune Bio. “The Mission EB trial demonstrated improvement in itch, pain, skin integrity and quality of life, with excellent tolerability and no treatment-related serious adverse events. We are committed to delivering the first systemic therapy for RDEB patients and families, starting in the UK, and look forward to feedback from the MHRA in the hope of accelerating the regulatory and commercial pathway to approval.”

INmune Bio has completed three commercial pilot-scale manufacturing runs at the state-of-the-art CGT Catapult facility, each demonstrating consistent product characteristics that met predefined release criteria. These manufacturing results confirm readiness for commercial supply. The Company anticipates filing a full Marketing Authorization Application (MAA) with MHRA following receipt of pre-submission feedback, currently targeted for mid-summer 2026, with subsequent EU and U.S. regulatory submissions to follow in Q4, 2026, subject to regulatory alignment and manufacturing readiness.

While advancing the regulatory pathway in the UK, INmune Bio also stands to benefit from recent U.S. legislative progress regarding rare pediatric diseases. CORDStrom has already been granted both Orphan Drug Designation (ODD) and Rare Pediatric Disease (RPD) designation for the treatment of EB in the United States. These designations take on added significance following the  February 3, 2026, passed legislation that reauthorizes the FDA’s Rare Pediatric Disease Priority Review Voucher (PRV) program through September 30, 2029  (incorporated into the Consolidated Appropriations Act, 2026, via the Mikaela Naylon Give Kids a Chance Act). The program incentivizes development of therapies for rare pediatric diseases like RDEB by awarding a transferable priority review voucher upon approval.

“We welcome Congress’s bipartisan action to extend the Rare Pediatric Disease PRV program,” said CEO David Moss. “This reauthorization removes a major uncertainty and strengthens the incentive landscape for advancing innovative treatments for children with devastating rare conditions. With our planned BLA submission targeted for later this year, we are well-positioned to potentially benefit from this important incentive as we work to bring CORDStrom™ to RDEB patients who urgently need new options.”

CORDStrom is potentially the first systemic treatment designed to address the severe unmet symptoms of RDEB patients. RDEB not only manifests as extreme fragility of the skin but also inflammation of internal linings of the mouth, gut and behind the eyes, leading to widespread pain, failure to thrive and multi-organ complications and even increasing the risk of skin cancer. RDEB affects nearly every organ system. Limited options are available for treatment, none of which address the systemic tissue damage.

About CORDStrom™

CORDStrom™ is a patent-pending cell medicine comprising aseptic, allogeneic, pooled human umbilical cord-derived mesenchymal stromal cells (hucMSCs) in suspension for injection or infusion. The CORDStrom™ platform leverages, among other things, proprietary screening, pooling and expansion techniques to create off-the-shelf, allogeneic, pooled hucMSCs as medicines to treat complex inflammatory and autoimmune diseases. CORDStrom™ products are designed to provide high-quality, off-the-shelf, batch-to-batch consistent, scalable, cGMP manufactured, potent cellular medicines that can be produced affordably and with repeatable specification, independent of donor characteristics. While the first generation CORDStrom™ product is agnostic to disease indication, the platform enables creation of indication-specific products, which can be tuned for optimization of anti-inflammatory, immunomodulatory, wound healing, and other characteristics.

About INmune Bio Inc.

INmune Bio Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has three product platforms: (1) CORDStrom™, a proprietary pooled, allogeneic, human umbilical cord-derived mesenchymal Stromal/Stem cell (hucMSCs) platform that recently completed a blinded randomized trial in recessive dystrophic epidermolysis bullosa; (2) XPro™, a Dominant-Negative Tumor Necrosis Factor (DN-TNF) product platform designed to selectively neutralize soluble TNF, a key driver of inflammation and innate immune dysfunction; and (3) INKmune®, a cell-based medicine designed to prime a patient’s natural killer cells to eliminate minimal residual disease in patients with cancer.   To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release related to the development or commercialization of product candidates and other business and financial matters, including without limitation, trial results and data, including trial results, timing of key milestones, future plans or expectations, and the prospects for receiving regulatory approval or commercializing or selling any product or drug candidates, may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to several risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements because of these risks and uncertainties. CORDstrom™, XPro1595™ (XPro™, pegipanermin), and INKmune®™ have either finished clinical trials, are still in clinical trials or are preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA), the UK MHRA or any regulatory body and there cannot be any assurance that they will be approved by the FDA, the UK MHRA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contacts:

David Moss
Chief Executive Officer
(561) 710-0512
info@inmunebio.com

Daniel Carlson
Head of Investor Relations
(415) 509-4590
dcarlson@inmunebio.com